UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
December 6, 2018
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50385	5400 Carillon Point Kirkland, WA 98033	90-0821083
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(866) 781-5559
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chairman of the Board

On December 6, 2018, the Board of Directors, appointed Marco Hegyi Chairman of the Board of Directors. Mr. Hegyi remains the Company’s Chief Executive Officer and President.

Resignation of Michael Fasci as Chairman of the Board and Director

On December 6, 2018, Mr. Fasci resigned as Chairman of the Board and Director. Mr. Fasci had no disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Item 8.01 Other Events

Annual Shareholder Meeting

The Company held its 2018 Annual Meeting of Stockholders on December 6, 2018.  The results of the Annual Meeting are set forth below.  The matters considered at the annual meeting were described in detail in the definitive proxy statement on Schedule 14A that the Company filed with the Securities and Exchange Commission on September 27, 2018. All matters were approved by the shareholders as follows:

1.
To elect five nominees to serve on the Board until the 2019 Annual Meeting of Stockholders;

		Shares	Shares
Motion	Description	For	Withheld
1	To elect five nominees to serve on the Board until the 2018 Annual Meeting of Stockholders-
	Marco Hegyi	399,168,159	40,931,453
	Mark E. Scott	398,948,343	41,151,269
	Michael E. Fasci	380,143,283	59,956,329
	Katherine McLain	400,392,359	39,707,253
	Thom Kozik	393,693,171	46,406,441

2. To adopt and approve the First Amended and Restated 2017 Stock Incentive Plan to increase the shares issuable under the plan from 100 million to 200 million;

		Shares	Shares	Shares
Motion	Description	For	Against	Abstained
2	To adopt and approve the First Amended and Restated 2017 Stock Incentive Plan to increase shares issuable under plan from 100 million to 200 million.	301,584,243	126,696,024	11,819,345

3. To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-100 and not more than 1-for-150, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors;

		Shares	Shares	Shares
Motion	Description	For	Against	Abstained
3	To approve a reverse split of outstanding common stock by a ratio of not less than 1-for-100 and not more than 1-for-150; the ratio and timing of implementation to be determined in the discretion of the board of directors.	1,864,555,710	888,675,512	26,496,755

4. To approve an amendment to the Company’s Certificate of Incorporation to decrease the authorized shares of common stock (“Common Stock”) from 6,000,000,000 by a by a ratio of not less than 1-for-50 and not more than 1-for-100;

		Shares	Shares	Shares
Motion	Description	For	Against	Abstained
4	To approve an amendment to the Company’s Certificate of Incorporation to reduce the authorized shares of common stock (“Common Stock”) from 6,000,000,000 by a ratio of not less than 1-for-50 and not more than 1-for 100.	347,329,139	82,929,732	9,840,761

5. To ratify the appointment of SD Mayer and Associates, LLP of Seattle, Washington as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

		Shares	Shares	Shares
Motion	Description	For	Against	Abstained
5	To ratify the appointment of SD Mayer and Associates, LLP of Seattle, Washington as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018.	2,516,992,839	104,939,763	157,795,376

6. To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers;

		Shares	Shares	Shares
Motion	Description	For	Against	Abstained
6	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers	331,350,236	83,074,284	25,675,092

7. To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers.

Motion	Description	One Year	Two Years	Three Years	Abstain
7	To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers	267,585,299	40,159,910	104,247,983	27,806,420

Committee Assignments

On December 6, 2018, the Company’s Board of Directors, approved the following committee assignments:

Audit	Compensation	Nominations and Governance
Marco Hegyi (Interim Chairman)	Katherine McLain (Chairman)	Katherine McLain (Chairman)
Thom Kozik	Marco Hegyi	Marco Hegyi
Katherine McLain	Thom Kozik	Thom Kozik

Item
9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated December 10, 2018 concerning the 2018 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: December 10, 2018	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer